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                                                                    EXHIBIT 23.2






The following consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the combined financial statements of the Company.

                                            /s/ Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and "Selected Combined Financial Data" and to the use of our report dated June 14, 1996, except for Notes 1 and 7 as to which the date is____________, 1996, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-06907) and related Prospectus of Atria Communities, Inc. for the registration of 5,000,000 shares of its Common Stock.




Louisville, Kentucky
August 9, 1996